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                                                                     Exhibit 3.5

                                                          FEDERAL IDENTIFICATION
                                                          NO.04-3117869

 Examiner              The Commonwealth of Massachusetts

                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 15611, Section 74)

 Name

 Approved We, Kathleen M. Delaney, Vice President, and Mark D. Director, Assistant Clerk.

of AFFORDABLE INTERIOR SYSTEMS, INC.
                           (Exact name of corporation)

located at 4 Bonazzoli Avenue, Hudson, MA 01749
                  (Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on September 25,19 98 bv a vote of the directors/or:

   100   shares of Common Stock                   Of   100   shares outstanding,

                (type, class & series, if any)

         shares of                                of     shares outstanding, and

                (type, class & series, if any)

         shares of                                of         shares outstanding,

                (type, class & series, if any)

"being at least a majority of each type, class or series outstanding and entitled to vote thereon:

                                    ARTICLE I

                         The name of the corporation is:

Affordable Interior Systems, Inc.

                                   ARTICLE 11

The purpose of the corporation is to engage in the following business activities:

A. To act as liquidators, brokers, remanufacturers, sellers and resellers of new and used furniture of all types and descriptions.

B. To carry on any business or other activity which may be lawfully carried on by a Corporation organized under the laws of the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the preceding paragraph.

     *Delete the inapplicable words.    "Delete the inapplicable clause.

     Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate .8 112 x 11 sheets of paper with a left margin of at least I inch. Additions to more than one article may be made on a P.C. single sheet so long as each article requiring each addition is clearly indicated


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                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

           WITHOUT PAR VALUE                          WITH PAR VALUE

      TYPE       NUMBER OF SHARES    TYPE        NUMBER OF SHARES       PARVALUE
     Common:        1,000            Common:

     Preferred:     0                Preferred:

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

None

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None

                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:
The existence of the Corporation shall be perpetual.





**If there are no provisions state "None".

Note: The preceding Ax (6) articles are considered to be permanent and may ONLY be changed byfiling appropriate Articles of Amendment


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                                   ARTICLE VII

 The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing. October 1, 1998

                                   ARTICLE VHI

The information contained in ARTICLE VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is: 4 Bonazzoli Avenue, Hudson, MA 01749

b. The name, residential address and post office address of each director and officer of the corporation is as follows:


                         NAME                RESIDENTIAL ADDRESS          POST OFFICE ADDRESS

 President:    Arthur Maxwell                96 Peakham Road              4 Bonazzoli Avenue
                                             Sudbury, MA  01776           Hudson, MA 01749

 Treasurer:     Arthur Maxwell               96 Peakham Road              4 Bonazzoli Avenue
                                             Sudbury, MA  01776           Hudson, MA 01749

 Clerk:        Cara Flynn                    96 Peakham Road              4 Bonazzoli Avenue
                                             Sudbury, MA  01776           Hudson, MA 01749

 Directors:    See 1 in Addendum

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of April

d.   The name and business address of the resident agent, if any, of the
     corporation is:       C T Corporation System
                           2 Oliver Street, Boston, MA 02109

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:




 SIGNED UNDER THE PENALTIES OF PERJURY, this 25th day of September, 1998

 /s/  Kathleen M. Delaney
 By:  Kathleen M. Delaney, Vice President

 /s/  Mark D. Director
 By:  Mark D. Director, Assistant Clerk



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                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

 I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $ having been paid, said articles are deemed to have been filed with me this - day of

                             , 19

 Effective date:

                             WILLIAM FRANCIS GALVIN
                             Secretary of the Commonwealth




                         TO BE FILLED IN BY CORPORATION
                         Photocopy of document to be sent to:

              C T CORPORATION SYSTEM
              2 Oliver Street
              Boston, Massachusetts 02109
              Telephone: (617) 482-4420



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                                    Addendum

 Name:                      Mark D. Director

Residential address:        10101 Greyhorse Court, Potomac, MD 20854
Post Office address:        1025 Thomas Jefferson St., NW Ste. 600 East,
                            Washington, DC    20007

Name:                       Donald H. Platt
Residential address:        15606 Blackberry Drive, North Potomac, MD 20878

Post Office address:        1025 Thomas Jefferson St., NW, Ste. 600 East,
                            Washington, DC    20007

Name:                       Arthur Maxwell
Residential address:        96 Peakham Road, Sudbury, MA  01776
Post Office address:        4 Bonazzoli Avenue, Hudson, MA 01749